UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 11, 2012

Date of report (date of earliest event reported)

Raymond James Financial, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716

(Address of Principal Executive Offices) (Zip Code)

(727) 567-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Stock Purchase Agreement

On January 11, 2012, Raymond James Financial, Inc., a Florida corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Regions Financial Corporation, a Delaware corporation (“Regions”), pursuant to which the Company agreed to acquire (the “Transaction”) all of the issued and outstanding shares of capital stock of Morgan Keegan & Company, Inc., a Tennessee corporation (“Morgan Keegan”), and MK Holding, Inc., an Alabama corporation (“MK Holding”). The shares of capital stock of Morgan Keegan and MK Holding to be acquired are collectively referred to herein as the “Shares.” Morgan Keegan, MK Holding and their respective subsidiaries are referred to herein as the “Transferred Businesses.”

The Transaction, which is currently expected to close around the end of the first quarter of 2012 (the “Closing”), is subject to certain governmental approvals, as well as other customary conditions to closing, including the execution and delivery of related transaction documents.

Pursuant to the Stock Purchase Agreement, the Company will pay at the Closing $930 million in cash to Regions as the purchase price for the Shares (the “Purchase Price”), subject to certain adjustments. The Purchase Price is subject to potential adjustment based on gross revenues in certain selected business units. The Company will commit an aggregate of between $250 million to $300 million for stay bonuses, severance, retention and other transition/restructuring costs pursuant to a retention program. Regions has agreed that the operations of the Transferred Businesses will be conducted in the ordinary course prior to the Closing.

Regions and its affiliates are prohibited from soliciting for employment or hiring certain employees of the Transferred Businesses.

The Stock Purchase Agreement provides that Regions will indemnify the Company for certain losses as described therein.

In connection with the acquisition of the Transferred Businesses, the Company will enter into certain agreements, including, but not limited to, a litigation cooperation agreement with Regions and the Transferred Businesses regarding the defense and settlement of various litigation matters, an agreement governing certain cash sweep arrangements, and a fiduciary assets transfer agreement governing Region’s transfer of fiduciary assets held by it or an affiliate which relate to Morgan Keegan accounts. The Company and Regions also will, as of the Closing, enter into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which Regions and its affiliates will provide to the Company and its affiliates, including the Transferred Businesses, certain services.

The representations and warranties in the Stock Purchase Agreement are the product of negotiations among the parties thereto and are for their sole benefit. Any inaccuracies in such representations and warranties are subject to waiver by the parties thereto in accordance with the Stock Purchase Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Stock Purchase Agreement may be qualified by disclosures made by the parties, may be made only as of a particular date or dates, may be subject to more recent developments which may not be reflected in the Stock Purchase Agreement or the Company’s other public disclosures and may represent an allocation among the parties thereto of risks associated with particular matters regardless of the knowledge of any of the parties thereto. Accordingly, such representations and warranties may not describe the actual facts or circumstances as of the date of the Stock Purchase Agreement or as of any other date and should not be relied upon.

The foregoing description of the Transaction, the Stock Purchase Agreement and the related agreements is not complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement (including the exhibits thereto), which is filed as Exhibit 10.19 hereto and incorporated herein by reference.

Bridge Facility Commitment Letter

On January 11, 2012, the Company entered into a commitment letter (the “Commitment Letter”) for a term loan bridge facility in an aggregate principal amount of up to $900 million (the “Bridge Facility”) with J.P. Morgan Securities LLC (“JPMS”) and JPMorgan Chase Bank, N.A. (“JPMCB”). The Bridge Facility may be used to finance the purchase price of the Transaction. Borrowings by the Company under the Bridge Facility will bear interest at a variable annual rate based on LIBOR or a base rate, at the Company’s election, plus in each case an applicable margin described in the Commitment Letter. The base rate for alternate base rate loans is the greatest of (i) JPMCB’s publicly announced prime rate, (ii) the federal funds rate plus 0.50% and (iii) one month LIBOR plus 1.00%. The base rate for Eurodollar loans will be based on LIBOR in a manner customary for credit facilities agented by JPMCB similar to the Bridge Facility. The Company also will pay to the lenders under the Bridge Facility on certain specified dates a duration fee equal to a certain percentage of the aggregate principal amount of loans outstanding under the Bridge Facility on that date. Any borrowings under the Bridge Facility must be repaid by the earlier of (1) the 364th day following the Closing and (2) the 18-month anniversary of the date of the Commitment Letter.

The closing of the Bridge Facility and the availability of the loans thereunder are subject to the satisfaction of certain conditions as provided in the Commitment Letter.

The definitive loan documentation for the Bridge Facility will contain financial covenants and negative covenants, including, but not limited to, limitations on indebtedness; limitations on liens; limitation on mergers, consolidations or transfers of assets substantially as an entirety; limitations on sales of a substantial portion of assets; limitations on investments and acquisitions; limitations on contingent obligations; limitations on transactions with affiliates; limitations on changes in corporate structure or fiscal year; limitations on inconsistent agreements; and limitations on restricted payments.

Some of the lenders under the Bridge Facility (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

The foregoing description of the Commitment Letter is not complete and is qualified in its entirety by reference to the complete text of the Commitment Letter, which is filed as Exhibit 10.20 hereto and incorporated herein by reference and by the complete terms and conditions of the definitive loan documentation to be negotiated and executed in connection therewith.

Item 9.01	Financial Statements and Exhibits

(d) The following are filed as exhibits to this report:

Exhibit No.

10.19    Stock Purchase Agreement, dated January 11, 2012, between Raymond James Financial, Inc. and Regions Financial Corporation (excluding certain exhibits and schedules).

10.20    Commitment Letter for $900 million Bridge Facility dated January 11, 2012, among Raymond James Financial, Inc., J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: January 12, 2012	By:	/s/ Jeffrey P. Julien
	Name:	Jeffrey P. Julien
	Title:	Executive Vice President – Finance, Chief Financial Officer and Treasurer